Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

November 30, 2016

Valero Energy Partners LP

One Valero Way

San Antonio, Texas 78249

Ladies and Gentlemen:

We have acted as counsel for Valero Energy Partners LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 (the “Amendment”) to the registration statement on Form S-3 (Registration No. 333-208052) (as amended by the Amendment, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering (i) common units representing limited partner interests in the Partnership (the “Common Units”), (ii) preferred units representing limited partner interests in the Partnership (the “Preferred Units”) and (iii) senior debt securities of the Partnership (the “Debt Securities” and collectively with the Common Units and the Preferred Units, the “Securities”), in each case that may be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Securities Act.

In our capacity as your counsel in the connection referred to above and as a basis for the opinions hereinafter expressed, we have examined (i) the First Amended and Restated Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, each as amended to the date hereof, (ii) the First Amended and Restated Limited Liability Company Agreement of Valero Energy Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Certificate of Formation of the General Partner, each as amended to the date hereof, (iii) statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (iv) originals, or copies certified or otherwise identified, of the partnership and limited liability company records of the Partnership and the General Partner, including minute books of the General Partner as furnished to us by the General Partner, (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership and the General Partner, statutes and other instruments and documents, (vi) the Registration Statement and the prospectus contained therein (the “Prospectus”), (vii) the Indenture, dated as of November 30, 2016, between the Partnership and U.S. Bank National Association, as trustee (the “Indenture”) and (viii) other instruments and documents as we deemed necessary or advisable, in each case as a basis for the opinions hereafter expressed.

In connection with the opinions hereinafter expressed, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and

Valero Energy Partners LP	- 2 -	November 30, 2016

sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates for the Common Units or Preferred Units, if any, will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units or Preferred Units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership, in each case in accordance with the provisions of the governing documents of the Partnership, applicable Delaware law and either: (A) the provisions of the applicable purchase, underwriting or similar agreement under which the Partnership will sell those Securities; or (B) if issued on conversion, exchange, redemption or exercise of any other Securities, the applicable provisions of that Security or the agreement or instrument under which that conversion, exchange, redemption or exercise will be effected; and (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

In addition, we have relied, without independent investigation, upon the factual accuracy of the representations and warranties contained in the certificates we examined.

Based upon and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Common Units will be duly authorized and validly issued and will be fully paid and nonassessable.

2. With respect to Preferred Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Preferred Units, the terms of the offering thereof and related matters and caused the Partnership Agreement to be amended to reflect the terms of the Preferred Units and (b) such Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Preferred Units will be duly authorized and validly issued and will be fully paid and nonassessable.

Valero Energy Partners LP	- 3 -	November 30, 2016

3. With respect to the Debt Securities to be issued under the Indenture, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (c) the forms of securities complying with the terms of the Indenture under which those Debt Securities have been issued and evidencing those Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and either: (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein; or (B) if issued on conversion, exchange, redemption or exercise of any other Securities, the applicable provisions of that Security or the agreement or instrument under which that conversion, exchange, redemption or exercise has been effected, such Debt Securities will, when issued, constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract laws of the State of New York, the Delaware LP Act, the Delaware LLC Act and applicable federal law of the United States of America, in each case as published and in effect on the date hereof, and express no opinion as to the law of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.